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                                                                   EXHIBIT 10.1

                                  AMENDMENT TO
                NONEMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT(S)


         WHEREAS,   SEAGULL  ENERGY   CORPORATION,   a  Texas  corporation  (the
"Company")  has  previously   adopted  the  SEAGULL  ENERGY   CORPORATION   1993
NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Directors' Option Plan"); and

         WHEREAS, certain nonstatutory stock options (collectively, "Options") have heretofore been granted to the optionee, a nonemployee director of the Company (the "Director"), that are currently outstanding under the Directors' Option Plan, each of such Options being listed on the schedule attached hereto and evidenced by a Nonemployee Director's Stock Option Agreement (collectively, the "Agreements"); and

         WHEREAS, the Company desires to amend the Agreements in certain respects; and

         WHEREAS, the Board of Directors of the Company has adopted an amendment to the Agreements and such amendment has been approved by the shareholders of the Company;

         NOW, THEREFORE, the Agreements shall be amended as follows, effective as of May 14, 1996:

         1. Paragraph 3 of the Agreements shall be deleted and the following shall be substituted therefor:

                  "3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chairman, President and Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:


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                                                            Percentage of Shares
                          Number of Full Years             That May Be Purchased

             Less than        1   year                                0%
                              1   year                               20%
                              2   years                              40%
                              3   years                              60%
                              4   years                              80%
                              5   years or more                     100%

                 This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director (or Director's guardian or legal representative) during Director's lifetime. If a Director's membership on the Board of Directors of the Company (the "Board") terminates, this Option may be exercised as follows:

                           (a) If Director's  membership on the Board terminates
                 for cause or voluntarily by Director not at the request of the Board, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude. For purposes of this Agreement, a Director's termination by reason of the mandatory retirement policy of the Board shall not constitute a voluntary termination, and the provisions of clause (b) shall be applicable to any such termination by reason of mandatory retirement.

                           (b) If Director's  membership on the Board terminates
                 for any reason other than as described in clause (a) above (including without limitation because of Director's death, disability or by reason of mandatory retirement pursuant to the policy of the Board), this Option may be exercised in full by Director at any time until (i) three years after such termination or (ii) one year after Director's death, whichever

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                 is later. After Director's death, this Option shall
                 be exercisable for the periods stated in the immediately preceding sentence by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director). After Director's termination as a director by reason of disability, this Option shall be exercisable for the periods stated in the first sentence of this clause (b) by Director or by Director's guardian or legal representative.

         This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option."

         2. As amended hereby, the Agreements are specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, effective as of May 14, 1996.




                                                 SEAGULL ENERGY CORPORATION

                                                 By:___________________________
                                                 Chairman, President and
                                                 Chief Executive Officer


                                                 ---------------------------
                                                 Director